Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

Leadville Mining & Milling Holding Corp., a Nevada corporation

Minera Santa Rita S. de R.L. de C.V., a Mexican corporation

Oro de Altar S. de R. L. de C.V., a Mexican corporation


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